UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2007
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 1200 Plano, Texas (Address of principal executive offices)	75024 (Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director; Election of Directors
The Board of Directors (the “Board”) of Denbury Resources Inc. (the “Company”) has appointed two new directors, Mr. Michael B. Decker and Mr. Michael L. Beatty to the Board. Mr. Decker, of Dallas, Texas, an investment professional, is a principal with Wingate Partners, a private equity investment company. Mr. Beatty, of Denver, Colorado, is Chairman and Chief Executive Officer of the law firm of Beatty & Wozniak, P.C.
Also, Mr. Donald Wolf has tendered his resignation as a member of the Board. Mr. Wolf expressed no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
A copy of the press release issued by Denbury regarding these Board changes is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release, dated December 13, 2007, of Denbury Resources Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: December 13, 2007	By:	/s/ Phil Rykhoek
		Name:	Phil Rykhoek
		Title:	Senior Vice President and Chief Financial Officer